As filed with the Securities and Exchange Commission on October 23, 2000 Registration No. 33-


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                              ------------------

                        LAKELAND FINANCIAL CORPORATION
            (Exact name of Registrant as specified in its charter)

           Indiana                                                35-1559596
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                              Identification No.)
                              ------------------

                     202 East Center Street, P.O. Box 1387
                          Warsaw, Indiana 46581-1387
                   (Address of principal executive offices)
                              ------------------

                  Lakeland Financial Corporation 401(k) Plan]
                           (Full title of the plan)
                              ------------------

                              Michael L. Kubacki
                     President and Chief Executive Officer
                        Lakeland Financial Corporation
                     202 East Center Street, P.O. Box 1387
                          Warsaw, Indiana 46581-1387
                    (Name and address of agent for service)

                                (219) 267-6144
         (Telephone number, including area code, of agent for service)

                                With copies to:

                            John E. Freechack, Esq.
                           Robert M. Fleetwood, Esq.
               Barack Ferrazzano Kirschbaum Perlman & Nagelberg
                       333 West Wacker Drive, Suite 2700
                            Chicago, Illinois 60606
                                (312) 984-3100

                        CALCULATION OF REGISTRATION FEE


                                                          Proposed Maximum          Proposed Maximum
    Title of Securities             Amount to be           Offering Price               Aggregate                  Amount of
     to be Registered             Registered(1)(2)           per Share(3)          Offering Price(2)(3)        Registration Fee(3)
--------------------------        ----------------        -----------------        --------------------        -------------------

Common Stock, No Par Value        1,000,000 shares        $          12.875        $         12,875,000        $             3,399


(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the [Name of Plan].

(2) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also registers such indeterminate number of additional shares as may be issuable under the Plan in connection with share splits, share dividends or similar transactions.

(3) Estimated pursuant to Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the high and low prices for the Registrant's common stock as reported on the Nasdaq National Market on October 19, 2000

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the [Name of Plan] (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.    Incorporation of Certain Documents by Reference.
           -----------------------------------------------

         The following documents  previously or concurrently filed by Lakeland
Financial   Corporation   (the  "Company")  with  the  Commission  are  hereby
incorporated by reference into this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the last fiscal year; and

         (c) The description of the Company's common stock, no par value, contained in the Company's Registration Statement on Form S-14 and all amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

Item 4.    Description of Securities.

         Not Applicable.

Item 5.    Interests of Named Experts and Counsel.

         Not applicable.

Item 6.    Indemnification of Directors and Officers.

         In accordance with the Indiana Business Corporation Law (Indiana Code
23-1-37-1  et  seq.),   Section  9  of  the  Company's  Restated  Articles  of
Incorporation provide as follows:

         SECTION 9. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES. Every person who is or was a director, officer or employee of this Corporation or of any other corporation for which he is or was serving in any capacity at the request of this Corporation shall be indemnified by this Corporation against any and all liability and expense that may be incurred by him in connection with or resulting from or arising out of any claim, action, suit or proceeding, provided that such person is wholly successful with respect thereto or acted in good faith in what he reasonably believed to be in or not opposed to the best interests of this Corporation or such other corporation, as the case may be, and, in addition, in any criminal action or proceeding in which he had no reasonable cause to believe that his conduct was unlawful. As used herein, "claim, action, suit or proceeding" shall include any claim, action, suit or proceeding (whether brought by or in the right of this Corporation or such other corporation or otherwise), civil, criminal, administrative or investigative, whether actual or threatened or in connection with an appeal relating thereto, in which a director, officer or employee of this Corporation may become involved, as a party or otherwise, (i) by reason of his being or having been a director, officer or employee of this Corporation or such other corporation or arising out of his status as such or
(ii) by reason of any past or future action taken or not taken by him in any such capacity, whether or not he continues to be such at the time such liability or expense is incurred.

         The terms "liability" and "expense" shall include, but shall not be limited to, attorneys' fees and disbursements, amounts of judgments, fines or penalties, and amounts paid in settlement by or on behalf of a director, officer or employee, but shall not in any event include any liability or expenses on account of profits realized by him in the purchase or sale of securities of the Corporation in violation of the law. The termination of any claim, action, suit or proceeding, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the standards of conduct as forth in this paragraph.

         Any such director, officer or employee who has been wholly successful with respect to any such claim, action, suit or proceeding shall be entitled to indemnification as a matter of right. Except as provided in the preceding sentence, any indemnification hereunder shall be made only if (i) the Board of Directors acting by a quorum consisting of Directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding shall find that the director, officer or employee has met the standards of conduct set forth in the preceding paragraph; or (ii) independent legal counsel shall deliver to the Corporation their written opinion that such director, officer or employee has met such standards of conduct.

         If several claims, issues or matters of action are involved, any such person may be entitled to indemnification as to some matters even though he is not entitled as to other matters.

         The Corporation may advance expenses to or, where appropriate, may at its expense undertake the defense of any such director, officer or employee upon receipt of an undertaking, in form and substance satisfactory to the Board of Directors, by or on behalf of such person to repay such expenses if it should ultimately be determined that he is not entitled to indemnification hereunder.

         The provisions of this Section shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act during, before or after the adoption hereof.

         The rights of indemnification provided hereunder shall be in addition to any rights to which any person concerned may otherwise be entitled by contract or as a matter of law and shall inure to the benefit of the heirs, executors and administrators of any such person.

         The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation against any liability asserted against him and incurred by him in any capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section or otherwise.

         Further, Article VII of the Company's Restated Bylaws states the following:

         INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES. Every person who is or was a director, officer or employee of this Corporation or of any other corporation for which he is or was serving in any capacity at the request of this Corporation shall be indemnified by this Corporation against any and all liability and expense that may be incurred by him in connection with or resulting from or arising out of any claim, action, suit or proceeding, provided that such person is wholly successful with respect thereto or acted in good faith in what he reasonably believed to be in or not opposed to the best interests of this Corporation or such other corporation, as the case may be, and, in addition, in any criminal action or proceeding in which he had no reasonable cause to believe that his conduct was unlawful. As used herein, "claim, action, suit or proceeding" shall include any claim, action, suit or proceeding (whether brought by or in the right of this

Corporation or such other corporation or otherwise), civil, criminal, administrative or investigative, whether actual or threatened or in connection with an appeal relating thereto, in which a director, officer or employee of this Corporation may become involved, as a party or otherwise, (i) by reason of his being or having been a director, officer or employee of this Corporation or such other corporation or arising out of his status as such or
(ii) by reason of any past or future action taken or not taken by him in any such capacity, whether or not he continues to be such at the time such liability or expense is incurred.

         The terms "liability" and "expense" shall include, but shall not be limited to, attorneys' fees and disbursements, amounts of judgments, fines or penalties, and amounts paid in settlement by or on behalf of a director, officer or employee, but shall not in any event include any liability or expenses on account of profits realized by him in the purchase or sale of securities of the Corporation in violation of the law. The termination of any claim, action, suit or proceeding, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the standards of conduct set forth in this paragraph.

         Any such director, officer or employee who has been wholly successful with respect to any such claim, action, suit or proceeding shall be entitled to indemnification as a matter of right. Except as provided in the preceding sentence, any indemnification hereunder shall be made only if (i) the Board of Directors acting by a quorum consisting of Directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding shall find that the director, officer or employee has met the standards of conduct set forth in the preceding paragraph; or (ii) independent legal counsel shall deliver to the Corporation their written opinion that such director, officer or employee has met such standards of conduct.

         If several claims, issues or matters of action are involved, any such person may be entitled to indemnification as to some matters even though he is not entitled as to other matters.

         The Corporation may advance expenses to or, where appropriate, may at its expense undertake the defense of any such director, officer or employee upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that he is not entitled to indemnification hereunder.

         The provisions of this Section shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act during, before or after the adoption hereof.

         The rights of indemnification provided hereunder shall be in addition to any rights to which any person concerned may otherwise be entitled by contract or as a matter of law and shall inure to the benefit of the heirs, executors and administrators of any such person.

         The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation as a director, officer, employee or agent of another corporation against any liability asserted against him and incurred by him in any capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section or otherwise.

Item 7.    Exemption from Registration Claimed.

         Not Applicable.

Item 8.    Exhibits.

         See  the  Exhibit  Index   following  the  signature   page  in  this
Registration  Statement,   which  Exhibit  Index  is  incorporated  herein  by
reference.

         The Company has received a determination letter from the Internal Revenue Service that the Plan is qualified pursuant to Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.    Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include: (i) any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to Sections 13 or 15(d) of the Exchange Act and incorporated by reference into the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements of filing on Form S-8 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunder duly authorized, in the City of Warsaw, State of Indiana, on October 10, 2000.

                                 LAKELAND FINANCIAL CORPORATION



                                 By: /s/ Michael L. Kubacki
                                     Michael L. Kubacki
                                     President and Principal Executive Officer



                                 By: /s/ David M. Findlay
                                     David M. Findlay
                                     Executive Vice President and Chief
                                     Financial Officer



                                 LAKELAND FINANCIAL CORPORATION 401(K)
                                   PLAN

                                 By: LAKELAND FINANCIAL CORPORATION,
                                       AS TRUSTEE OF THE PLAN

                                 By: /s/ Patricia Culp

                               POWER OF ATTORNEY

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Michael L. Kubacki and David M.
Findlay, and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities indicated on October 10, 2000.

            Signature                              Title
            ---------                              -----
/s/ R. Douglas Grant               Chairman of the Board of Directors
----------------------------------
R. Douglas Grant
/s/ Michael L. Kubacki             President,  Principal Executive Officer and
---------------------------------- Director
Michael L. Kubacki
/s/ Eddie Creighton                Director
----------------------------------
Eddie Creighton
/s/ Steven D. Ross                 Director
----------------------------------
Steven D. Ross
/s/ M. Scott Welch                 Director
----------------------------------
M. Scott Welch                     Director

----------------------------------
George L. White                    Director

----------------------------------
Anna K. Duffin
/s/ L. Craig Fulmer                Director
----------------------------------
L. Craig Fulmer                    Director

----------------------------------
Jerry L. Helvey                    Director

----------------------------------
Allan J. Ludwig
/s/ Charles E. Niemier             Director
----------------------------------
Charles E. Niemier
/s/ Richard L. Pletcher            Director
----------------------------------
Richard L. Pletcher
/s/ Terry L. Tucker                Director
----------------------------------
Terry L. Tucker



                        LAKELAND FINANCIAL CORPORATION

                                 EXHIBIT INDEX
                                      TO
                        FORM S-8 REGISTRATION STATEMENT


                                                                               Incorporated
                                                                                 Herein by                           Filed
  Exhibit No.                        Description                                Reference to                        Herewith
---------------       ----------------------------------------       ---------------------------------       ---------------------
      4.1             Amended and Restated Articles                  Exhibit 4.1 to the
                      of Incorporation of Lakeland                   Company's Form S-8 filed
                      Financial Corporation                          with the Commission on
                                                                     April 15, 1998

      4.2             Bylaws of Lakeland Financial                   Exhibit 3(ii) to the
                      Corporation                                    Company's Form 10-Q
                                                                     for the quarter ended June
                                                                     30, 1996
      5.1             Opinion of Barack Ferrazzano                                                           X
                      Kirschbaum Perlman & Nagelberg

     10.1             Lakeland Financial                                                                     X
                      Corporation 401(k) Plan

     23.1             Consent of Crowe, Chizek and                                                           X
                      Company LLP

     23.2             Consent of Barack Ferrazzano                                                           Included in
                      Kirschbaum Perlman & Nagelberg                                                         Exhibit 5.1

     24.1             Power of Attorney                                                                      Included on the
                                                                                                             Signature Page to
                                                                                                             this Registration
                                                                                                             Statement